UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2011

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Restatement of Certificate of Incorporation

On May 26, 2011, the Board of Directors (the “Board”) of The Interpublic Group of Companies, Inc. (“IPG”) acted to simplify the presentation of the Certificate of Incorporation of IPG (the “Certificate of Incorporation”) by:

•
removing all references to the 5 3/8% Series A Mandatory Convertible Preferred Stock (the “Series A Preferred Stock”) from the Certificate of Incorporation.  All shares of the Series A Preferred Stock automatically converted into common stock of IPG on December 15, 2006 in accordance with their terms, no shares of Series A Preferred Stock have been outstanding since that date and the Board has determined that no further shares of Series A Preferred Stock will be issued.

•
reducing the number of outstanding shares of 5¼% Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”) referenced in the Certificate of Incorporation from 525,000 to 221,474 to reflect the repurchase on May 26, 2010 of 303,526 shares of Series B Preferred Stock through a tender offer.

•	restating and integrating without further amendment the Certificate of Incorporation (as so restated, the “Restated Certificate of Incorporation”).

No substantive amendments to the Certificate of Incorporation were effected by these actions.

A copy of the Certificate of Elimination with respect to the Series A Preferred Stock, the Certificate of Decrease with respect to the Series B Preferred Stock and the Restated Certificate of Incorporation are attached hereto as Exhibits 3(i)(1), 3(i)(2) and 3(i)(3), respectively, and incorporated herein by reference.

Amendment of By-Laws

On May 26, 2011, the Board also adopted amendments to the By-Laws of IPG (the “Amended By-Laws”), effective immediately.  The Amended By-Laws amend:

•
Sections 2.04 and 2.06(a) to provide for the possibility of fixing two record dates in respect of meetings of shareholders, the first to determine the shareholders entitled to notice of the meeting; the second to determine the shareholders entitled to vote at the meeting.  The record date for determining the shareholders entitled to notice shall be the same as the date for determining those entitled to vote unless the Board determines otherwise.

•	Section 2.11 to clarify the definition of “contested election” and the voting mechanics in connection with a contested election.

•
Sections 2.13(c) and (d)  to further clarify and provide for efficient administration of the interaction of the rights of shareholders, including their rights pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended,  and their duties under the advance notice provisions of the Amended By-Laws applicable to shareholders wishing to bring proposals of business and nominations of directors before an annual or special meeting of IPG’s shareholders.

•	The Amended By-Laws also include minor changes to Sections 2.02, 2.06(b) and 2.13(a)(2) to clarify those provisions.

•
A copy of the Amended By-Laws is attached hereto as Exhibit 3(ii) and incorporated herein by reference. The foregoing description of the Amended By-Laws is qualified in its entirety by reference to the full text of the Amended By-Laws

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The Annual Meeting of Shareholders of IPG was held on May 26, 2011.

(b)  The following matters were voted upon with the final results indicated below.

       1.     The nominees listed below were elected directors with the respective votes set forth opposite their    names:

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NON-VOTES

Reginald K. Brack	379,290,766	17,741,418	199,391	19,597,485
Jocelyn Carter-Miller	396,144,260	876,839	210,476	19,597,485
Jill M. Considine	379,541,631	17,479,797	210,147	19,597,485
Richard A. Goldstein	395,366,148	1,667,444	197,983	19,597,485
Mary J. Steele Guilfoile	396,341,283	641,593	248,699	19,597,485
H. John Greeniaus	395,267,003	1,798,338	166,234	19,597,485
William T. Kerr	389,305,042	7,673,177	253,356	19,597,485
Michael I. Roth	380,723,530	16,344,619	163,426	19,597,485
David M. Thomas	396,121,295	888,193	222,087	19,597,485

2.	A proposal to approve confirmation of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2011 was approved with the votes set forth below. There were no broker non-votes.

For	403,621,949
Against	13,030,895
Abstain	176,216

3.	An advisory ballot question on executive compensation was approved with the votes set forth below:

For	387,432,366
Against	5,246,101
Abstain	4,553,108
Broker non-votes	19,597,485

4.	An advisory ballot question on the frequency of shareholder advisory votes on executive compensation resulted in the votes set forth below:

Every year	359,074,297
Every two years	765,565
Every three years	32,717,389
Abstain	4,674,324
Broker non-votes	19,597,485

5.	A shareholder proposal regarding special shareholder meetings was defeated with the votes set forth below:

For	146,818,757
Against	248,873,205
Abstain	1,539,613
Broker non-votes	19,597,485

(d)  In light of shareholder support for the Board’s recommendation to conduct annual advisory shareholder votes on executive compensation, IPG will include an advisory vote on executive compensation every year in its proxy materials, although it reserves the right to reevaluate this policy at any time.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 3(i)(1):	Certificate of Elimination, dated as of May 26, 2011 (filed pursuant to Item 5.03)

Exhibit 3(i)(2):	Certificate of Decrease, dated as of May 26, 2011 (filed pursuant to Item 5.03)

Exhibit 3(i)(3):	Restated Certificate of Incorporation of The Interpublic Group of Companies, Inc., dated as of May 26, 2011 (filed pursuant to Item 5.03)

Exhibit 3(ii):	By-Laws of The Interpublic Group of Companies, Inc., as amended through May 26, 2011 (filed pursuant to Item 5.03)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: May 27, 2011	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary

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